RELEASE, CANCELLATION AND DISCHARGE
                                       OF
                               GUARANTY AGREEMENT
                                       OF
                            BCAM INTERNATIONAL, INC.

KNOW ALL MEN BY THESE PRESENTS:

      WHEREAS, BCAM International, Inc. ("BCAM") entered into a Continuing Guaranty dated September 19, 1997 (the "Guaranty"), with Bank One, National Association (the "Bank") to guarantee the payment of the obligations of Drew Shoe Corporation (the "Company") pursuant to (a) a certain Loan and Security Agreement by and between the Company and the Bank, dated as of September 19, 1997, and all amendments, modifications, and supplements thereto from time to time, including but not limited to a certain First Amendment to Loan and Security Agreement dated as of May 14, 1998, and (b) various promissory notes executed by the Company dated various dates; and

      WHEREAS, the Bank wishes to release, cancel and discharge the Guaranty.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Bank does hereby release, cancel and discharge BCAM from all of its duties and obligations to the Bank under the Guaranty, and the Guaranty is hereby released, cancelled and discharged.

      IN WITNESS WHEREOF, the Bank has caused this instrument to be executed in its corporate name, by its duly authorized officer as of the 23rd day of October, 1998.

                                          BANK ONE, NATIONAL ASSOCIATION

                                          By:

                                          Its: